Exhibit 99.1

ESCALON MEDICAL CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introductory Note

On January 23, 2026, Escalon Medical Corp., a Pennsylvania corporation (the “Company”, “we” or “our”) consummated the transactions contemplated by that certain Asset Purchase Agreement by and between the Company and Optos Public Limited Company, a company incorporated in Scotland (“Optos”) (as amended, the “Asset Purchase Agreement”). Pursuant to the Asset Purchase Agreement, the Company sold to Optos certain software-related assets associated with the Company’s AXIS platform (the “Disposition”) in exchange for the aggregate purchase price of $3,000,000. The purchase price is payable in three milestone installments, each in the amount and subject to the conditions as set forth in the Asset Purchase Agreement, in addition to $25,000 which was paid upon the execution by the Company and Optos of a term sheet with respect to the Disposition. On January 23, 2026, the Company completed the Disposition and received the first milestone installment in the amount of $1,000,000.

The pro forma condensed consolidated balance sheet for the Company as of September 30, 2025 has been prepared as if the Disposition had occurred as of September 30, 2025. Our pro forma condensed consolidated statements of operations for the three months ended September 30, 2025 and for the year ended June 30, 2025 have been prepared based on our historical financial statements as if the Disposition had occurred on July 1, 2024.

The pro forma condensed consolidated financial information for the three months ended September 30, 2025 should be read in conjunction with our historical condensed consolidated financial statements and notes thereto in our Quarterly Report on Form 10-Q as of and for the three months ended September 30, 2025. The pro forma condensed consolidated financial information for the fiscal year ended June 30, 2025 should be read in conjunction with our historical condensed consolidated financial statements and notes thereto in our Annual Report on Form 10-K for the year ended June 30, 2025.

The unaudited pro forma condensed consolidated financial statements are prepared in accordance with Article 11 of Regulation S-X. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of this Current Report on Form 8-K.

The unaudited pro forma financial information is based on financial statements prepared in accordance with U.S. generally accepted accounting principles, which are subject to change and interpretation. The unaudited pro forma condensed consolidated financial statements were based on and derived from our historical condensed consolidated financial statements, adjusted for those amounts which were determined to be directly attributable to the Disposition, factually supportable, and with respect to the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on our consolidated results. Actual adjustments, however, may differ materially from the information presented. Pro forma adjustments do not include allocations of corporate costs, as those are not directly attributable to the Disposition.

In addition, the unaudited pro forma financial information is based upon available information and assumptions that management considers to be reasonable, and such assumptions have been made solely for purposes of developing such unaudited pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the SEC. The unaudited pro forma financial information is not necessarily indicative of what the financial position or income statement results would have actually been had the Disposition occurred on the dates indicated. As a result of the factors above, these unaudited pro forma condensed consolidated financial statements should not be considered to be indicative of our future consolidated financial performance or results. The provisional accounting for the Disposition is preliminary and therefore subject to change. Any such changes could have a material effect on the pro forma condensed consolidated financial information.

ESCALON MEDICAL CORP. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of September 30, 2025

(Unaudited)

	Historical	Transaction Accounting Adjustments	Notes	Pro Forma
ASSETS
Current assets:
Cash	$615,791	$923,750	(a)	$1,539,541
Restricted cash	256,582	—		256,582
Accounts receivable	1,412,003	—		1,412,003
Less: allowance for credit losses	(75,177)	—		(75,177)
Accounts receivable, net	$1,336,826	$—		$1,336,826
Other receivables	0	1,975,000	(b)	1,975,000
Inventory	1,746,324	—		1,746,324
Other current assets	267,060	—		267,060
Total current assets	$4,222,583	$2,898,750		$7,121,333
Property and equipment, net	35,752	(898)	(c)	34,854
Lease ROU assets	235,636	—		235,636
License and patent	24,880	(16,388)	(d)	8,492
Other long term assets	62,788	—		62,788
Total assets	$4,581,639	$2,881,464		$7,463,103
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of note payable	$—	$—		$—
Current portion of EIDL	38,329	—		38,329
Accounts payable	3,232	—		3,232
Accrued expenses	1,180,382	73,750	(e)	1,254,132
Related party accrued interest	747,375	—		747,375
Current portion of lease liabilities	112,389	—		112,389
Deferred revenue	76,381	—		76,381
Related Party Loan	277,468	—		277,468
Other short-term liabilities	93,799	—		93,799
Total current liabilities	$2,529,355	$73,750		$2,603,105
Note payable, net of current portion	78,308	—		78,308
Operating lease liabilities, net of current portion	160,422	—		160,422
EIDL loan, net of current portion	138,299	—		138,299
Total liabilities	$2,906,384	$73,750		$2,980,134

Shareholders equity:
Series A convertible preferred stock, $0.001 par value; 2,000,000 shares authorized; 2,000,000 shares issued and outstanding (liquidation value of $1,038,537 and $1,025,531)	$645,000	$—		$645,000
Common stock, $0.001 par value; 35,000,000 shares authorized; 7,415,329 shares issued and outstanding	7,415	—		7,415
Additional paid-in capital	69,702,043	—		69,702,043
Accumulated deficit	(68,679,203)	2,807,714	(f)	(65,871,489)
Total shareholders’ equity	$1,675,255	$2,807,714		$4,482,969
Total liabilities and shareholders’ equity	$4,581,639	$2,881,464		$7,463,103

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ESCALON MEDICAL CORP. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Three Months Ended September 30, 2025

(Unaudited)

	Historical	Transaction Accounting Adjustments	Notes	Pro Forma
Net revenues:
Products	$2,536,881	$(115,415)	(g)	$2,421,466
Licenses and service plans	138,440	(125,471)	(g)	12,969
Revenues, net	$2,675,321	$(240,886)	(g)	$2,434,435

Costs and expenses:
Cost of goods sold	$1,554,579	$(92,067)	(h)	$1,462,512
Marketing, general and administrative	1,107,395	(53,027)	(h)	1,054,368
Research and development	216,098	(132,980)	(h)	83,118
Total costs and expenses	$2,878,072	$(278,074)		$2,599,998
(Loss) income from operations	$(202,751)	$37,188		$(165,563)

Other (expense) and income:
Other income/expense	$(32,797)	$2,807,714	(f)	$2,774,917
Interest expense	(4,304)	—		(4,304)
Total other (expense) income	(37,101)	2,807,714		2,770,613
Income tax	—	—		—
Net (loss) income	(239,852)	2,844,902		2,605,050
Less undeclared dividends on preferred stock	13,006	—		13,006
Less net income allocated to convertible preferred stock	—	1,251,575		1,251,575
Net (loss) income applicable to common shareholders	$(252,858)	$1,593,327		$1,340,469

Net (loss) income per share
Basic (loss) earning per share	$(0.03)			$0.18
Diluted (loss) earning per share	$(0.03)			$0.18
Weighted average shares - basic	7,415,329			7,415,329
Weighted average shares - diluted	7,415,329			14,338,909

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ESCALON MEDICAL CORP. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended June 30, 2025

(Unaudited)

	Historical	Transaction Accounting Adjustments	Note	Pro Forma
Net revenues:
Products	$11,514,336	$(303,911)	(g)	$11,210,425
Licenses and service plans	531,812	(527,946)	(g)	3,866
Revenues, net	$12,046,148	$(831,857)	(g)	$11,214,291

Costs and expenses:
Cost of goods sold	$6,535,090	$(383,329)	(h)	$6,151,761
Marketing, general and administrative	4,624,711	(334,898)	(h)	4,289,813
Research and development	753,130	(495,119)	(h)	258,011
Total costs and expenses	$11,912,931	$(1,213,346)		$10,699,585
Income from operations	$133,217	$381,489		$514,706

Other (expense) and income:
Other income/expense	$(5,000)	$2,802,417	(f)	$2,797,417
Interest expense	(22,692)	—		(22,692)
Total other (expense) income	(27,692)	2,802,417		2,774,725
Income tax	—	—		—
Net income	105,525	3,183,906		3,289,431
Less undeclared dividends on preferred stock	51,528	—		51,528
Less net income allocated to convertible preferred stock	25,903	1,527,340		1,553,243
Net income applicable to common shareholders	$28,094	$1,656,566		$1,684,660

Net earning per share
Basic earning per share	$—			$0.23
Diluted earning per share	$—			$0.23
Weighted average shares - basic	7,415,329			7,415,329
Weighted average shares - diluted	14,252,202			14,252,202

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ESCALON MEDICAL CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(a) Represents $1,000,000 first installment received and $76,250 transaction fee paid on the date of the Disposition.

(b) Represents $2,000,000 to be received less $25,000 refundable deposit associated with the Disposition.

(c) Represents fixed-assets write-off attributed to the Disposition.

(d) Represents the removal of intangible assets attributed to the Disposition.

(e) Represents the accrued transaction fee associated with the Disposition.

(f) Represents $2,803,700 gain from the Disposition and $1,283 fixed-assets write-off.

(g) Represents the removal of revenue directly attributed to the Disposition.

(h) Represents the removal of expenses directly attributed to the Disposition.

5